Exhibit 10.10

Cross-border logistics first-leg service agency framework agreement

(v1.1 version)

Party A: Fujian Wanxiang Modern Logistics Co., Ltd.

Party B: Chengtian International Supply Chain (Shenzhen) Co., Ltd.

Party A has signed this agreement with Party B to provide cross-border logistics first-leg service agency to its partner Shanghai Yucan Information Technology Co., Ltd. The subject of “Party A’s rights” in the agreement includes Party A and its partner Shanghai Yucan Information Technology Co., Ltd. confirmed by Party A.

“Online logistics portal” in the agreement refers to wuliu.kuajingmaihuo.com operated and provided by Party A’s partner Shanghai Yucan Information Technology Co., Ltd. The notices, announcements, requirements, operating instructions, freight information, etc. published and sent by the online logistics portal are deemed to be made by Party A, and Party B shall comply with the agreement (unless Party A denies it in writing).

1. Content and validity of the agreement

1.1 Content of the agreement. This agreement includes the main text of the agreement, annexes (including but not limited to the “First-leg Service Quality Agreement”, “First-leg Service Time Requirements”, “Data Processing Appendix”, etc., which are updated from time to time and signed separately) and all kinds of rules, specifications, interpretations of rules, implementation details, notices, announcements, etc. related to “Cross-border Logistics First-leg Service” that Party A has published or may publish in the future through the online logistics portal (referring to wuliu.kuajingmaihuo.com) and/or through other channels, Party A entrusts its affiliates, and other third parties (hereinafter collectively referred to as “Cross-border Logistics First-leg Service Rules”). All annexes and Cross-border Logistics First-leg Service Rules are an integral part of this agreement and have the same legal effect as the main text of the agreement. In the event of a conflict between the main text of the agreement, annexes and the Cross-border Logistics First-leg Service Rules, unless otherwise specified, the document published later shall prevail.

1.2 Changes to the Agreement and Effectiveness. Party A has the right to change (including but not limited to formulating, revising, and abolishing) the text of this Agreement, the annexes and/or the cross-border logistics first-leg service rules and other Party A rules; if Party A changes this Agreement, Party A has the right to notify Party B by itself or by entrusting its affiliates, online logistics portals or other third parties to do so by public announcement, pop-up window, in-site message, system message, email, SMS, etc. (one can be selected), and the changes will take effect after the expiration of the public announcement period or the date specified in the aforementioned notice. Party B should pay attention to the content of the notice in real time. If Party B does not accept the changes, it shall notify Party A in writing during the public announcement period or within 12 hours after the aforementioned notice is delivered (whichever is earlier); if Party B does not raise a written objection during the aforementioned period or raises a written objection within the aforementioned time but continues to provide services to Party A, it shall be deemed that Party B accepts the aforementioned changes and is willing to be bound by them.

1.3 If Party A and Party B have signed an offline agreement and/or related annexes (hereinafter collectively referred to as the “Old Contract”) on cross-border logistics first-leg service cooperation matters before the entry into force of this Agreement, both parties confirm that the rights and obligations between Party A and Party B shall be subject to the provisions of this Agreement from [01] [01] [2024]. At the same time, the deposit paid by Party B under the Old Contract shall be converted into the deposit under this Agreement accordingly. If Party B has not signed any agreement related to the service content of this Agreement before signing this Agreement but has actually provided the service content of this Agreement, this Agreement shall take effect when Party B actually provides the service content of this Agreement. Party B’s signing of this Agreement represents that Party B agrees that this Agreement automatically covers the period during which Party B has actually provided the service content of this Agreement.

1.4 The parties confirm that this Agreement shall come into effect on [January] [1] (inclusive) [2024] [wherein the contents specially agreed in this Agreement shall be executed in accordance with the time specially agreed by the parties], and this Agreement shall automatically replace the “Cross-border Logistics First-leg Service Agency Framework Agreement (v1.0 Version)” (if any) signed by the parties from the date of its effectiveness. During the execution of this Agreement, if the parties sign a new “Cross-border Logistics First-leg Service Agency Framework Agreement”, the latest signed “Cross-border Logistics First-leg Service Agency Framework Agreement” shall prevail.

2. Relevant definitions and explanations

2.1 Party A provides information technology and consulting services through online logistics portals and other logistics systems, and cooperates with high-quality first-leg logistics service providers to integrate and optimize logistics resources, help first-leg logistics service providers improve logistics efficiency, and promote the efficient performance of e-commerce platform sellers to consumers (including but not limited to combining the same or similar order performance requirements of different sellers through information analysis, and recommending and optimizing logistics solutions).

2.2 Parties A and B jointly confirm that the performance of this Agreement (including but not limited to the signing of this Agreement, fee settlement, etc.) relies on the online logistics portal to a certain extent. Therefore, Party B agrees and confirms that the online logistics portal can activate relevant functions after confirmation by Party A without the need to obtain Party B’s consent separately. The specific functions or services of the online logistics portal may be provided by the affiliates of Shanghai Yucan Information Technology Co., Ltd., which will not affect Party A’s rights and obligations under this Agreement. Party A shall enjoy and bear all rights and obligations under this Agreement independently.

2.3 Party B shall cooperate in providing all information and data required for Party B to perform its obligations under this Agreement. At the same time, Party B authorizes Party A to retrieve, store, use, copy, revise, rewrite, publish and translate the information and data filled in, submitted, displayed and published by Party B or its affiliates on the Online Logistics Portal at any time (including information and data submitted to the Online Logistics Portal by Party B or its affiliates but not yet made public). Party B authorizes Party A to legally use the above information and data of Party B or its affiliates in all channels worldwide without restriction, and authorizes Party A to disclose the above information and data to Party A’s affiliates and other online platforms.

2.4 Affiliate: refers to a party that directly or indirectly controls or jointly controls another party, or two or more parties are controlled or jointly controlled by the same entity. The aforementioned “control” means directly or indirectly having the power to determine or influence the management or decision-making direction of a party through the exercise of voting rights, contracts or other means.

2.5 Logistics system: refers to the relevant Party A-side system that can display service information after Party A and Party B establish an electronic system channel for exchanging service-related information between their respective business operation systems, including any updates, improvements or replacements made by the parties to such logistics systems.

2.6 First-leg logistics service: refers to the cross-border logistics comprehensive services such as ground transportation, operation, customs declaration and international transportation provided by Party B to transport goods from the pick-up place designated by Party A to the destination airport designated by Party A, specifically including the delivery from Party A to the customs clearance agency to pick up the goods.

2.7 Planned pick-up time: The time when Party B plans to pick up the goods at the designated pick-up location of Party A and start providing services after confirmation by both parties. The planned pick-up time of Party B shall be based on the time recorded in Party A’s system.

2.8 Party A’s delivery: Party A makes an instruction in the logistics system or in other ways to require Party B to provide services for the relevant goods. The delivery time of Party A shall be based on the time recorded in Party A’s system.

2.9 Logistics closed loop: From the time Party A issues an instruction in the logistics system or in other ways requiring Party B to provide services for the relevant goods (i.e. “Party A ships”), Party B provides services in accordance with the provisions of the agreement, and the status of the relevant services is adjusted by the logistics system to complete the process of being reflected and displayed in the logistics system.

2.10 Final status of closed loop: “Customs clearance pick-up” and “lost items” of the relevant goods displayed in the logistics system through Party B’s services.

2.11 Closed loop period: The time from Party A’s shipment to the logistics closed loop reaching the final state of the closed loop. All parties agree that the closed loop period should not exceed 10 days. This period should be calculated from the time of Party A’s shipment.

2.12 Logistics timeliness: Party B’s past quality of service provision and the flight arrival time promised by Party A. The parties agree that for any goods that Party A requires to be provided with services, the logistics timeliness of Party B’s services shall meet the timeliness requirements agreed in the “First-leg Service Quality Agreement” and “First-leg Service Timeliness Requirements” (including the corresponding timeliness rules set in the logistics system, the same below), and the logistics timeliness shall be calculated from the planned pick-up time of Party B. Unless otherwise specified, the “timeliness”, “date” and “time” referred to in this Agreement (including the “First-leg Service Quality Agreement” and “First-leg Service Timeliness Requirements”) shall be based on Beijing Time, China.

2.13 Logistics track: For any goods that Party A requires to provide services, Party B shall ensure the timeliness, integrity and authenticity of the goods track. The timeliness of the goods track means that after the goods track changes, Party B shall transmit the track to the logistics system as soon as possible (within 24 hours). The integrity of the goods track means that Party B shall provide the goods track nodes including but not limited to “handover”, “flight departure”, “flight arrival”, “notify customs clearance agency to pick up goods”, “customs clearance agency to pick up goods”, etc. (the specific node names are determined according to the international transportation mode of both parties). If the goods flow is abnormal, Party B shall promptly push the abnormal reason to the logistics system. The authenticity of the goods track means that in the logistics system, the goods track sent back to Party A by Party B shall represent the actual goods flow situation. The services provided by Party B shall meet the requirements of the main performance indicators in the “First Leg Service Quality Agreement”.

2.14 Declared value of goods (commodities): In order to facilitate Party B to handle the export declaration procedures and related customs affairs of the relevant goods, Party A and its relevant parties provide or declare the value of the goods to Party B in the form of communication between the two parties.

3. Service Content

3.1 In order to meet the performance requirements of e-commerce platform sellers for consumers, purchasers and other relevant transaction entities, Party A entrusts Party B as an international freight service agent. Party B provides cross-border logistics first-leg agency services (hereinafter referred to as “first-leg logistics services” or “logistics services”) from the designated pickup location in China to the designated location of the destination country/region/other destination according to Party A’s requirements, including but not limited to the following:

(1) First-mile collection: Party B provides door-to-door pickup service at the designated location, that is, Party B picks up the goods intact from the pickup location designated by Party A and transfers them to the location designated by Party A to arrange subsequent package transportation and processing.

(2) Domestic export customs clearance: Party B completes the preparation and review of export customs declaration documents, handles export customs declaration procedures, and the export customs declaration title and method are in accordance with Party A’s instructions, and Party B shall advance the relevant tariffs and other taxes and other fees (Party B shall provide authentic, effective, comprehensive and complete orders and cargo details, invoices, waybills/bills of lading, customs declarations, bank receipts, etc. for Party A to check and verify).

(3) Ground operations at the port of departure: Party B provides Party A with ground operations services at the port of departure, including but not limited to assembly, receiving, security inspection, weighing, documents and other operations.

(4) International transportation: Party B shall deliver the merchandise package safely to the designated destination country/region designated by Party A in accordance with the transportation method agreed upon by both parties (including but not limited to sea transportation, air transportation, land transportation, railway, multimodal transportation,etc.), and cooperate with Party A and the third party designated by Party A to complete the customs clearance preparation work in the destination country/region.

3.2 Party B shall provide a supporting customer service team to support Party A’s business and needs (including but not limited to operations, customer service, finance, technology, etc.), and promptly and effectively handle various work orders pushed by the logistics portal (including but not limited to discontinued work orders, abnormal track work orders, etc.). In case of abnormal situations, Party B shall proactively communicate with Party A on solutions and output the processing plan and results as well as subsequent risk prevention and control plans within the time required by Party A.

4. Rights and obligations of Party A

4.1 Party A has the right to require Party B to deliver the required goods from Party A’s designated location to the destination country/region designated location and deliver them to Party A’s designated consignee in a complete and accurate manner within the specified time in accordance with the corresponding rules, standards, and processes (including but not limited to service standards, key performance indicator requirements, timeliness requirements, etc.) agreed in this Agreement.

4.2 Party A has the right to assess and supervise the services and timeliness provided by Party B and Party B’s partners (including but not limited to Party B’s subcontracting service providers, etc., the same below) and require Party B to make corrections at any time. Party A has the right to assess Party B’s services according to the standards and breach of contract deduction rules agreed in this Agreement, and directly deduct Party B’s breach of contract compensation amount from the fees to be settled.

4.3 Party A has the right to require Party B to prepare corresponding systems, business processes and staffing in accordance with Party A’s business plan. If Party A proposes suggestions for improvement on the services of Party B and its partners (if any), Party B shall complete the rectification within 3 natural days or within the period otherwise required by Party A and provide Party A with written feedback on the handling plan and results. Party A has the right to require Party B to terminate/replace unqualified Party B partners.

4.4 If Party A fails to exercise or delays in exercising a right under this Agreement, it does not constitute a waiver of such right by Party A. If Party A has already exercised or partially exercised a right, it does not prevent it from exercising such right again in the future.

5. Rights and obligations of Party B

5.1 Party B guarantees that the services provided under this Agreement are in full compliance with the relevant laws and regulations of the countries involved in the services. Party B guarantees that it is a legally established and validly existing company with international logistics service (agent) qualifications. Party B is capable of signing and performing this Agreement, and has obtained the corresponding qualifications required for each link of the services under this Agreement and all certificates, qualifications, licenses and authorizations required by the laws and regulations of the countries or regions involved (whether it is mainland China, transit countries/regions, destination countries/regions), and guarantees that they will remain valid during the validity period of the Agreement.

5.2 Without the prior written consent of Party A, Party B shall not transfer or subcontract any rights or obligations obtained under this Agreement to any third party. If Party B subcontracts part of the services under this Agreement with the prior consent of Party A, Party B shall select a partner that meets all the requirements of this Agreement and Party A, and ensure that the partner has all the qualifications and government licenses and authorizations to engage in the corresponding business. Party B shall provide complete and accurate information of its partners for Party A’s review. If the partner cannot meet all the requirements of this Agreement and Party A, Party B shall replace it immediately. Any legal liability (including but not limited to administrative penalty liability, economic compensation liability, etc.) caused by defects or deficiencies in the qualifications of Party B and its partners shall be borne by Party B independently and fully.

5.3 Party B guarantees that it and its partners can ensure the safety and non-damage of the goods during the logistics service process, and shall not damage the interests and/or goodwill of the recipient and Party A, Party A’s affiliates and Party A’s service providers. Whether it is Party B or Party B’s partners, all risks of the goods during the logistics service process (including but not limited to damage, deterioration, contamination, lack, loss, etc.) shall be borne by Party B. Party B is aware of and shall clearly agree with Party B’s partners that Party B and/or its partners shall not have a lien on the goods of Party A or Party A’s service providers under any circumstances.

5.4 Party B shall provide services in strict accordance with the relevant rules, standards and processes (including but not limited to service standards, key performance indicator requirements, timeliness requirements, etc.) stipulated in this Agreement and shall be clearly aware that it/and its partners shall strictly abide by the provisions of this Agreement in the process of providing services under this Agreement and meet Party A’s requirements.

5.5 Party B guarantees that it will transport the goods in strict accordance with the requirements of this Agreement and deliver the goods to the designated destination and designated location intact within the specified time and to the designated consignee. For packages that cannot be delivered, Party B shall promptly feedback to Party A and complete subsequent operations in accordance with this Agreement and Party A’s requirements.

5.6 Party B shall not dismantle, replace or reduce the outer packaging of the goods without the consent of Party A, nor shall it repackage the goods (if the safety of transportation of the goods is affected by problems with the packaging itself, Party B may reasonably reinforce the outer packaging, but must obtain Party A’s consent in advance). If Party B violates the above agreement, in addition to other breach of contract liabilities stipulated in this Agreement and the Annex, Party A has the right to require Party B to bear liquidated damages at twice the declared value of the goods; if Party B causes the loss or damage of the goods, or causes any loss to Party A or Party A’s partners during the implementation of the above breach of contract, Party A has the right to require Party B to bear additional liability for breach of contract.

5.7 Party B shall inspect the parcel when Party A delivers it. Once the parcel to be transported is inspected and confirmed by Party B, it shall be deemed to be qualified for delivery and meet the standards for parcel service under this Agreement. If Party B fails to provide written feedback to Party A on the abnormality of the parcel and the subsequent handling of the abnormal parcel within 24 hours (including 24 hours) after inspecting the abnormal parcel, in addition to other breach of contract liabilities stipulated in this Agreement and the Annex, Party A has the right to require Party B to bear liquidated damages at twice the value of the goods declared by Party A. If Party B finds that the cargo package is a prohibited item or has other problems that violate the laws and regulations of relevant countries or there are any abnormalities or unexpected situations during the service process, Party B shall immediately notify Party A and take necessary measures in accordance with the provisions of this Agreement and Party A’s opinions.

5.8 Unless otherwise agreed in this Agreement, if all or part of the cargo cannot be shipped in time according to the agreed flight (or liner schedule, flight, etc.) due to Party B’s failure to deliver the cargo (or ship, vehicle, etc., the same below) in time, Party A has the right to require Party B to pay Party A a penalty of 20% of the logistics cost of the package involved, and Party B shall compensate Party A for all losses incurred by Party A, including but not limited to the loss of empty cabin caused by Party A. If Party B fails to deliver the cargo (or ship, vehicle, etc.) in time due to force majeure (such as customs inspection, port transit policy adjustment), Party B may file a complaint within three working days, and Party A shall exempt it at its discretion after review.

5.9 Party B shall bear the insurance costs of the transported goods, and Party A shall be the insured. If the goods are damaged or lost during the logistics service, Party B shall properly handle the insurance claims and promptly pay all expenses incurred by Party A in handling related issues.

5.10 Unless otherwise agreed in this Agreement, Party B has the obligation to properly preserve all documents and certificates of business dealings with Party A, including receipts or attachments, bills of lading, customs declarations, receipts, receipts, invoices, bank slips, goods details, etc., for Party A to check and verify. The preservation period shall not be less than 5 years, starting from the date when the documents are generated and/or handed over to Party B.

5.11 Party B confirms that if other agreements (such as bills of lading, etc.) on compensation liability for destruction, damage, or loss of goods (whether written or oral) conflict with this Agreement, the provisions of this Agreement shall prevail, and Party B shall not claim a certain liability limit from Party A based on the above agreements.

5.12 Party B ensures and promises that Party B, its partners and their personnel shall not:

(1) unpack, conceal, damage, destroy, resell, steal or engage in other unauthorized disposal of goods;

(2) repackage goods or add any third-party logos to goods;

(3) detain goods;

(4) privately store or disclose to any third party the information of Party A, Party A’s service provider and recipient, order information, etc. obtained during the delivery service;

(5) charge the recipient for delivery fees or any other fees in any way or by any means (regardless of whether the actual charge is successful). For the avoidance of doubt, the aforementioned acts include the act of marking charge/payment/pay and other charging keywords on logistics waybills, relevant packages, attachments or other paper, electronic bills, letters and other carriers (regardless of whether actual charges are made) and engaging in other acts of charging fees, etc.;

(6) defaulting on any fees that may be incurred in various links of transportation;

(7) embezzling fees or obtaining other improper benefits through false or fraudulent means, or engaging in other acts that damage the legitimate rights and interests of Party A or Party A’s affiliates, Party A’s service providers, recipients and relevant third parties.

5.13 Party B shall ensure that all data and information provided by it for the services under this Agreement, including but not limited to logistics information and data, reports, delivery results, etc., are true, comprehensive and intuitive, and Party B shall not modify, forge, tamper with or deliberately conceal the above data without authorization.

5.14 Party B shall ensure that the systems and any form of interfaces used in cooperation with Party A have security protection capabilities. The transmission and use of data obtained from Party A shall only be used for matters related to the content of cooperation with Party A. Party B shall regularly check the security risks and stability of the system and interface to ensure the smooth and safe cooperation. Party B shall ensure the normal operation of its logistics system, provide necessary technical stability monitoring, and promptly identify system problems and repair them. For any system problems, Party B shall ensure that they are discovered within 1 minute, located within 5 minutes, and repaired within 30 minutes. For customs declaration related interfaces or bill of lading query interfaces, Party B guarantees that the response time is within 300ms and at least meets 100QPS. At the same time, for every additional 15,000 packages in transit, Party B guarantees that the query interface will increase the capacity of 10QPS.

5.15 Without the written consent of Party A, Party B shall not suspend or terminate the provision of services to Party A under this Agreement for any reason, such as disputes between the two parties or unresolved disputes.

5.16 If the customs department needs to inspect the commodity package, Party B shall cooperate and notify Party A in writing within 24 hours; if the customs department raises opinions and questions about the commodity package, Party B shall notify Party A in writing of the opinions and questions raised by the customs department in a complete, accurate and truthful manner within 24 hours and handle them in accordance with the requirements of the customs department and the provisions of this Agreement. Party B is obliged to provide the necessary documents or certification documents to the relevant departments or institutions at the request of Party A.

5.17 Party B shall strictly organize and submit export declarations and destination customs clearance information and other materials in accordance with the requirements of the customs department, and ensure that information and data including but not limited to flight number, bill of lading number, etc. are returned to Party A at the latest before the flight arrives.

5.18 Party B shall ensure that the information of the freight bill filled in (including but not limited to the consignee, name of goods, gross weight, chargeable weight, etc.) is true, accurate and complete. If the information of the goods documents (including but not limited to bill of lading, master bill, house bill and manifest, etc.) needs to be modified, Party B shall cooperate with Party A to make corresponding modifications and send them to Party A and its designated third party. If Party B violates the above agreement, Party A has the right to require Party B to pay liquidated damages in accordance with 10% of the logistics fee of the bill of lading involved, and compensate Party A for all losses incurred thereby, including but not limited to storage fees, late payment fees, labor operation fees, etc. for delayed delivery.

5.19 Party A has the right to inquire about the real-time status of the goods, and Party B shall actively cooperate. Party B shall be responsible for responding to Party A’s inquiries on the storage and transportation status such as whether the goods have been delivered and the delivery time. Party B shall accurately respond to Party A within 24 hours after receiving Party A’s inquiry notice.

6. Fee Settlement and Payment

6.1 The parties shall settle in accordance with this Agreement, the First-Mile Service Quality Agreement and the Quotation.

6.2 Quotation Validity

(1) When signing this Agreement, Party B shall sign the Quotation with Party A (including the quotation signed by both parties through the online logistics portal, etc.) to confirm the service price and the validity period of the price. Before the expiration of the price validity period, if Party B needs to change the charging standard, it shall notify Party A in writing or by email 7 working days in advance before the expiration of the price validity period of the current quotation. After the two parties reach an agreement, they shall sign the Quotation (including the quotation signed by both parties through the online logistics portal, etc.) to determine the new price and the validity period of the new price. Party B promises that the validity period of the service price shall not be less than 30 natural days.

(2) During the validity period of the quotation, Party B has the right to reduce the quotation to Party A. Party B shall notify Party A in writing in advance (including but not limited to written methods such as email), and the validity period of the new price shall be the same as the validity period of the old price.

6.3 Party B shall use Monday and Wednesday as the settlement cycle and send the current bill and business-related documents to Party A by email or other written means. The content of the bill sent by Party B shall be based on the flight departure time. Flights that have not taken off shall not be included in the current bill. The bill content mainly includes: (1) the logistics fee of the bill of lading (air/sea/land/railway) that Party B first enters into the system during the settlement cycle; (2) the liquidated damages and compensation that Party B should bear that have been discovered and calculated when the bill is sent (one natural month is an assessment cycle, and the fees are recorded in the bill of the next settlement cycle for settlement).Party A has the right to provide feedback to Party B within 30 working days from the date of receipt of the bill, and Party A has the right to unilaterally extend the aforementioned objection period without further notifying Party B or obtaining Party B’s consent. If Party B delays in providing the bill, Party A’s reconciliation completion time will be postponed; if Party B delays in providing the bill for more than 60 days, it will be deemed that Party B has waived the monthly fee, and Party A has the right not to settle it. After both parties confirm that there is no objection to the reconciliation statement, Party B shall issue a compliant VAT invoice of the same amount to Party A in accordance with the reconciliation statement amount confirmed by Party A. Party A shall pay Party B within 2 working days after receiving the legal, valid and in accordance with Party A’s requirements invoice. If Party A has any objection to the bill data within the settlement cycle, feedback and verification shall be made in the last settlement cycle within the assessment cycle. The difference in fees caused by data discrepancies will be recorded in the next settlement cycle bill for settlement.

6.4 If there are differences in the reconciliation data (including fees) between the two parties, Party B shall provide true, accurate and sufficient evidence within 3 natural days from the date of the discovery of the difference in the reconciliation between the two parties to prove that the amount of fees it claims is correct. If it fails to provide complete and valid evidence within the time limit, Party B understands and confirms that the amount of fees claimed by Party A shall prevail. At the same time, Party A has the right to suspend the settlement/payment of all unsettled amounts until all disputes between the two parties are resolved. During the suspension of settlement/payment, Party A does not need to bear the loss of overdue payment interest, nor does it need to compensate Party B for any losses arising from or related to it.

6.5 Party A’s invoicing information is as follows:

Company name: Fujian Wanxiang Modern Logistics Co., Ltd.

Taxpayer identification number: 91350200260134603U

Address and phone number: Room 301, 1# Building, No. 476, Airport North Road, Xiamen, China (Fujian) Pilot Free Trade Zone, Xiamen 0592-5708445

Bank: Xiamen Pilot Free Trade Zone Aviation Port Branch, China Construction Bank Corporation

Account number: 35101570201050001337

6.6 Party A shall settle the fees under this Agreement in accordance with the payment information provided by Party B. Party B guarantees that the payment information provided (including bank account, bank account, bank account number, bank account location, etc.) is true, accurate and valid. If the relevant payment information changes, Party B shall immediately update it to Party A in writing or by email. If the payment fails due to Party B’s failure to provide or update the payment account information in a timely manner or due to errors, omissions, or account anomalies, Party B shall bear the corresponding risks and consequences.

6.7 Party B’s payment information:

Company name: Chengtian International Supply Chain (Shenzhen) Co., Ltd.

Bank account: China Construction Bank Corporation, Shenzhen Xili Branch

Bank account number: 44250100016100001431

6.8 Party B agrees that Party A can pay Party B related business expenses by transfer or bill of exchange. The bill of exchange includes bank acceptance bill, financial company acceptance bill and commercial acceptance bill. If the bill of exchange is used for settlement, the discount interest generated shall be borne by Party A.

7. Risk transfer

7.1 The risk is transferred after the parcel is delivered to Party B and/or the partner. Party B bears all risks from picking up the goods at the place designated by Party A to delivering the goods to the designated consignee at the place designated by Party A or returning them to the address designated by Party A and signing for them by the designated consignee. During this period, the responsibility for damage and loss of the goods shall be borne by Party B.

7.2 The time point from when Party B picks up the goods from the place designated by Party A (with the online “Party A’s delivery” logistics track node as the delivery node) to when it delivers the goods to the designated consignee shall be based on the data records verified by Party A. If the data is inaccurate due to data falsification, data anomalies, push errors, etc. by Party B, the time point verified and confirmed by Party A shall prevail. Party B shall provide relevant certification documents and materials in a timely manner to assist Party A in verification as required by Party A.

8. Deposit

8.1 Party A has the right to collect a performance guarantee of RMB 200,000 from Party B based on factors such as changes in business scale, scope or service status of Party B, breach of contract by Party B and/or actual compensation situation, potential compensation risks, etc. If Party A does not collect the deposit from Party B, it does not mean that Party A waives this right. Party A will reserve the right to collect the deposit from Party B based on the actual business situation.

8.4 If the balance of Party B’s performance bond is lower than the performance bond standard due to Party A’s deduction of the performance bond or other reasons, Party B shall make up the balance within three (3) working days; if Party B fails to make up the balance within the time limit, Party A shall have the right to stop settling any fees or terminate this Agreement, and terminate part or all of the cooperation with Party B under this Agreement.

8.5 After the termination of this Agreement, if Party B pays all payables and there are no unresolved complaints, disputes or breaches of contract, Party A shall return the balance of the bond to Party B without interest within thirty (30) working days after the termination of the Agreement.

9. Product Compensation and Return Processing

9.1 In the event of any of the following circumstances, Party A has the right not to pay any logistics fees for the parcels involved (unless otherwise agreed, the logistics fees referred to in this Agreement and its appendices include but are not limited to freight, handling fees, customs clearance fees and any fees that Party B needs to pay, the same below), and to require Party B to compensate for 100% of the declared value of the parcels involved:

(1) Damage to goods (including loss of goods, partial/complete damage to goods, etc.), shortage of goods (including shortage of goods due to packaging damage, etc.), loss (including but not limited to a. the relevant goods do not reach the final state of the closed loop in the logistics system within the maximum time limit of the closed loop period specified in this Agreement; b. the relevant goods reach the final state of the closed loop in the logistics system within the maximum time limit of the closed loop period specified in this Agreement, but the final state of the closed loop is “lost” or Party B does not actually deliver to the address designated by Party A; c. any logistics track node is out of service for 7 days or more (2) The relevant goods are refused by the designated consignee of Party A because Party B or Party B’s partner fails to complete the service within the closed loop period.

9.2 Party B understands and confirms that, despite the penalty standard stipulated in Article 9.1, if Party A determines that Party B has lost the goods during the collection and handover process at Party A’s designated warehouse, Party A has the right to require Party B to compensate Party A at twice the declared value of Party A’s goods.

9.3 If the goods package cannot be delivered to Party A’s designated location for any reason, or the designated consignee of Party A refuses to accept it or similar situations occur, Party A has the right to require Party B to deliver it to Party A’s designated overseas warehouse address free of charge. The specific address shall be subject to Party A’s separate written notification by email or other means.

9.4 If the product package is returned in the domestic section for any reason, Party B shall transport it to the domestic warehouse designated by Party A free of charge. The specific address shall be subject to the written notice of Party A through email or other means. In addition, Party B shall return the product package in the domestic section. Party B guarantees to return the goods to the warehouse designated by Party A within 24 hours after Party A ships the goods. If it exceeds 24 hours, Party A has the right to require Party B to compensate Party A at twice the declared value of Party A’s goods (except for delayed return due to customs detention and airport security return).

10. Confidentiality, Data Security and Intellectual Property Clauses

10.1 Party B shall ensure that Party B, its affiliates, its partners and their personnel shall keep confidential the contents of this Agreement and any information, documents, data and materials of Party A and/or its affiliates, Party A’s service providers, Party A’s customers, Party A’s designated platforms and other relevant parties that are contacted, learned or obtained during the negotiation, consultation, signing and performance of this Agreement [collectively referred to as “Confidential Information”, including but not limited to commodity conditions (including but not limited to quantity, variety, manufacturer, seller, etc.), order information (including but not limited to recipient’s name, address, contact information, etc.), other personal information, warehouse/delivery location information (including but not limited to warehouse name, address, contact information, etc.), customs clearance information, business operation information (including but not limited to operation data, assessment policy, etc.), price and operation information, technical information, financial status, operation status, business plan, user data, any IOSS number, tax number information and related information, etc.]. Without the prior written consent of Party A, Party B, its affiliates, its partners and their personnel shall not deliver, disclose, disseminate, transfer or distribute to any third party in any form (including but not limited to express, implicit, direct or indirect, etc.), nor use it for any purpose other than the purpose of this Contract. Party B agrees to take measures to protect confidential information, and the confidentiality measures shall not be lower than the level of protection measures taken by Party B for its confidential information.

10.2 Party B ensures that Party B, its affiliates, its partners and their personnel shall use any IOSS number and related information, documents, data and materials of Party A and/or its affiliates, Party A’s service providers, Party A’s customers, Party A’s designated platform and other relevant parties provided by Party A or contacted or learned by Party B during the negotiation, consultation, signing and performance of this Agreement and provision of services only for the purpose of this Agreement and to declare the goods required to be transported by Party A, and shall not use them for any other purpose other than the provisions of this Agreement. Party B shall ensure that its partners have all the qualifications and government licenses and authorizations to engage in the corresponding business and meet all the requirements of this Agreement.

10.3 With respect to the processing, use and related activities of any data, Party B guarantees to strictly abide by the provisions of the Data Processing Appendix to this Agreement. Party B ensures that Party B, its affiliates, its partners and their personnel only obtain, use and process the relevant data for the purpose, method and scope agreed in this Agreement, and strictly abide by all applicable laws and regulations, including the relevant laws and regulations of the People’s Republic of China, the recipient’s country, other data source countries (including but not limited to if the data source country is the United States, Party B can only carry out data processing activities such as data storage in the United States), the General Data Protection Regulation, etc. Party B is aware of and understands all obligations and responsibilities that Party A and the platform and partners that Party A serves need to perform and/or assume regarding information and data security, and Party B promises that the data protection obligations and responsibilities that Party B performs and/or assumes to Party A shall not be less than the same obligations and responsibilities that Party A needs to perform and/or assume. Otherwise, all losses, damages and liabilities resulting therefrom (including all losses, damages and liabilities claimed by third parties against Party A) shall be borne by Party B.

10.4 Party A has the right to request Party B to return, permanently destroy or delete confidential information at any time and provide Party A with written confirmation that the confidential information has been returned, destroyed or deleted. In addition, with respect to all orders, receipts, customs clearance information (including but not limited to user/recipient name, address, contact information, order notes, taxpayer identification number, Import-One-Stop-Shop (10SS) number (if applicable) etc.) involved in the services under this Agreement and any other personal information and related data that Party B, Party B’s affiliates, Party B’s partners and their personnel have accessed, learned or obtained during the conclusion and performance of this Agreement, Party B, Party B’s affiliates, Party B’s partners and their personnel must not store, cache, process, share, use, retrieve, disclose, copy, transfer, sell, assign, distribute, retain or disclose the aforementioned information and related data to any third party in any form, or authorize any third party to use or subcontract a third party to process the aforementioned information and related data.

10.5 Party B shall ensure that Party B’s affiliates, Party B’s partners and their personnel sign confidentiality and data security agreements with Party B and assume confidentiality and data security obligations no less than those agreed in this Agreement. If Party A has further requirements, Party B shall comply and urge Party B’s affiliates, Party B’s partners and their personnel to perform the corresponding confidentiality and data security obligations. Party B is responsible for all actions of Party B’s affiliates, Party B’s partners and their personnel, and bears full responsibility to Party A.

10.6 Party B guarantees that it has legally obtained the right to use the intellectual property rights or other relevant rights involved in the information content published, used or submitted to Party A and Party A’s affiliates on the platform of Party A or Party A’s affiliates. Except for the work required by this contract, Party B shall not disclose, use, copy, transfer or permit a third party to use the name, trademark, logo, business information, technology and other information of Party A or Party A’s affiliates without the prior written consent of Party A. Party B shall maintain the commercial credibility and reputation of Party A, its affiliates, and its brands, and shall not publish any negative information about Party A or its affiliates or make any remarks that damage the reputation of Party A or its affiliates through public channels (including but not limited to social software, media platforms, public websites, etc.). Party B shall not release any information in the name of Party A, its affiliates, its brands, or its partners without Party A’s written authorization, including but not limited to publishing, publishing, disseminating, disclosing, quoting, reprinting any remarks, articles, audio, video, materials, pictures, photos, information, documents, data, etc. of Party A, its affiliates, its brands, or its brands through any channels and scenarios without Party A’s written authorization, or claiming to be a partner of Party A or its affiliates, or having any commercial alliance, licensed use, commercial sponsorship, advertising endorsement, etc. with Party A or its affiliates.

10.7 Party B guarantees that it has the qualifications and rights required to perform this contract, and promises that the services provided to Party A will not infringe on the intellectual property rights and other legal rights of others. Party B shall be responsible for handling and independently assuming any claims or disputes arising from or caused by infringement of the intellectual property rights or other legal rights of others in the process of providing services to Party A. If Party B causes losses to Party A, Party A’s affiliates and other related parties, Party B shall be liable for compensation to Party A.

10.8 For the content published, used or submitted to the platform of Party A and Party A’s affiliates by Party B and Party B’s affiliates in the performance of this agreement, including but not limited to patents, trademarks, names, unique logos, decorations, technical secrets, portraits, layout designs, pictures, audio, video, etc., Party B hereby authorizes Party A to use its intellectual property rights and other related rights for the purposes of this agreement, and Party B guarantees that such authorization is legal, valid, free, non-exclusive and irrevocable.

10.9 Party B is aware of and agrees that all intellectual property, industrial property and proprietary rights owned, used, licensed, controlled or over which Party A or its affiliates have other rights, including all trademarks, copyrights, names, logos, marks, WeChat public accounts, domain names, website names, web pages, works of art, character images, patents, such as the platform names of Party A and its affiliates, the platform icons of Party A and its affiliates, etc., are exclusively owned and reserved by Party A or its affiliates.

10.10 Party B agrees and guarantees that it shall not register or use trademarks that are identical or similar to trademarks, names, logos, marks, WeChat public accounts, domain names, website names, web pages, works of art, character images, etc. owned, used, licensed or controlled by Party A and its affiliates in China or abroad, or infringe all intellectual property, industrial property and proprietary rights enjoyed by Party A or its affiliates, or prevent Party A or its affiliates from owning or retaining the aforementioned rights alone. If it registers the same or similar trademarks, names, logos, marks, WeChat public accounts, domain names, web pages, etc. as Party A and its affiliates, and uses them to carry out substantially the same or similar business as Party A and its affiliates, it shall transfer the relevant trademarks, names, logos, marks, WeChat public accounts, domain names, web pages, etc. to Party A or its affiliates free of charge when Party A or its affiliates make relevant requests.

10.11 Party B fully understands and agrees that if Party B, its affiliates, or its partners violate any of the terms of confidentiality, data security, and intellectual property rights under this Agreement, it will cause significant losses to Party A and its affiliates, and Party B shall compensate for all losses and eliminate the adverse effects on Party A and/or its affiliates, Party A’s service providers, and Party A’s customers. In addition, Party A has the right not to settle any logistics costs, deduct all deposits, and require Party B to pay a penalty of a) RMB 5 million or b) 30% of the total amount of logistics costs incurred under this contract, whichever is higher, and has the right to terminate this agreement immediately.

10.12 Party B agrees and guarantees that Party B, its affiliates, Party B’s partners and their representatives, agents, trustees, or Party B, its affiliates, Party B’s partners’ directors, senior management, shareholders, consultants, agents, employees (including temporary) and their staff and other relevant personnel shall abide by the provisions of this “Confidentiality, Data Security and Intellectual Property” clause and be bound by this clause, as if the person is designated as “Party B”.

10.13 Party B promises to abide by the various provisions of the “Confidentiality, Data Security and Intellectual Property Clauses” as agreed. This clause is permanent and will not become invalid due to the revocation, invalidation, invalidation, termination, suspension or termination of this agreement.

11. Liability for Breach of Contract

11.1 Party B fully understands and confirms that the following acts will seriously damage the reputation of Party A and its affiliates and cause significant losses to Party A and its affiliates. If Party A finds that Party B or its employees, agents, affiliates, or partners are in any of the following circumstances, Party A has the right not to settle all expenses for the corresponding packages and Party B shall bear liquidated damages at the rate of RMB 100,000 per package for the packages involved. If the aforementioned liquidated damages are not sufficient to compensate for the losses of Party A and its affiliates, Party B shall also make up for it (this agreement does not affect any rights enjoyed by Party A under other terms of this contract):

(1) Party B or its employees, agents, affiliates, or partners demand delivery fees or any other fees from the recipient in any way or by any means (regardless of whether the actual demand is successful). For the avoidance of doubt, the aforementioned acts include the act of marking charging keywords such as charge/payment/pay on logistics waybills, relevant packages, attachments or other paper, electronic bills, letters and other carriers (regardless of whether actual charges are incurred) and other acts of charging fees, etc.;

(2) Party B fails to promptly settle any fees that may be incurred with its subcontractors and other partners in various links of transportation;

(3) Party B or its employees, agents, affiliates, partners use false or fraudulent means to obtain fees, or obtain other improper benefits, or damage the legitimate rights and interests of Party A or its affiliates, the consignee and related third parties;

(4) Party B or its employees, agents, affiliates, partners modify, forge,tampering with or concealing the relevant data and information involved in the services under this Agreement (including but not limited to logistics information and data, reports, delivery results, and the weight data, volume data or any other information of the package transmitted by Party A), or the data and information transmitted by Party B to Party B’s partners and other third parties are inconsistent with the actual situation;

(5) Any online or offline information data provided or displayed by Party B or its employees, agents, affiliates, partners to Party A, Party A’s affiliates, recipients and other related parties or other third parties contains false information, erroneous information or other misleading fields, descriptions, promotional methods, instructions, demonstrations, etc., or any other behavior that may mislead or induce Party A, Party A’s affiliates, recipients or other third parties;

(6) Without Party A’s prior consent, Party B or its employees, agents, affiliates, partners provide or display information or data containing any third-party information such as any third-party website/application/account/link/promotional information/product information/store information/brand information/company information/contact information on or in the package or by any other means.

11.2 Party B understands and agrees that, if Party B has any objection to any handling measures taken by Party A in respect of the breach of contract stipulated in Article 11.1 of this Agreement, Party B shall file a written complaint with Party A through the method specified by Party A and provide evidence materials as required by Party A within 60 days from the date of receipt of Party A’s notice or knowledge of Party A’s adoption of such handling measures (whichever is earlier). Party B confirms that the appeal period will not affect the actual implementation of Article 11.1 of this Agreement. If Party B submits the appeal materials in accordance with Party A’s requirements and designated methods within the time limit, Party A may make the final decision on whether the appeal is approved: (1) If the appeal is not approved, Party B shall bear the liability for breach of contract in accordance with Article 11.1 and shall not raise any objection; (2) If the appeal is approved, Party A may cancel the handling measures taken against Party B in accordance with Article 11.1 of this Agreement. Party B understands and agrees that the result of the appeal shall be subject to the final decision of Party A. If Party B fails to file a complaint within the time limit agreed in this Article and provide true, accurate and sufficient evidence approved by Party A, Party B shall be deemed to have approved Party A’s handling measures.

11.3 Both parties agree that in actual business, Party A may find Party B’s breach of contract with a delay. Party B understands and confirms that if Party A finds any breach of contract by Party B during or after the cooperation (regardless of whether Party A has confirmed and settled/paid the relevant settlement amount), Party A has the right to notify Party B in writing of the existing or possible breach of contract and the corresponding amount of liquidated damages, and require Party B to explain and provide relevant evidence. Party B shall confirm by email or other means agreed by both parties within 3 days after receiving Party A’s written notice. If Party B has any objection, Party B shall explain and provide true, accurate and sufficient evidence recognized by Party A. Otherwise, Party B understands and confirms that the amount of liquidated damages and compensation claimed by Party A shall prevail. Without affecting Party A’s rights under this contract, Party A has the right to immediately suspend payment of all unsettled amounts from the date of [discovering Party B’s breach of contract]/[notifying Party B in writing] until all disputes between the two parties are resolved. During the period of suspension of settlement/payment, Party A shall not bear the loss of overdue payment interest, nor shall it compensate Party B for any losses arising therefrom or related thereto.

11.4 If Party B violates any obligation, representation or warranty under this Agreement, or any violation or non-compliance with the assessment stipulated in this Agreement occurs, Party B shall be liable for payment of liquidated damages, compensation for losses, etc. in accordance with the relevant provisions of this Agreement and the Annexes. If the compensation is insufficient to compensate for the losses of Party A, Party A’s affiliates and other relevant parties, Party B shall continue to compensate for the shortfall. In addition, Party A has the right to terminate this Agreement, deduct all of Party B’s deposit and other measures deemed necessary by Party A. Party B understands and agrees that if any of Party B’s actions simultaneously triggers multiple breach of contract compensation clauses in this Agreement and the Annexes, Party A has the right to take all breach of contract handling measures based on the agreement and use them cumulatively, and Party B shall bear all responsibilities.

11.5 Unless otherwise agreed in this Agreement and its Annexes, if Party B violates any other obligation, commitment or guarantee under this Agreement and its Annexes, Party A shall have the right not to settle all (air/sea/land/rail) bill of lading logistics fees involved, deduct all of Party B’s deposit, and require Party B to bear liquidated damages of RMB 1,000 per package. If the aforementioned liquidated damages are not sufficient to compensate Party A’s losses, Party B shall also make up the difference.

11.6 Party A shall have the right to deduct directly from the pending settlement amount any compensation, liquidated damages or any other amount payable by Party B in accordance with this Agreement; if the pending settlement amount is not sufficient to offset the deduction, Party A shall deduct the corresponding amount from the deposit; if it is still not sufficient to offset the deduction, Party B shall pay it in accordance with Party A’s requirements.

11.7 The losses of Party A referred to in this Agreement (including direct and indirect losses) include but are not limited to the logistics cost losses, business impact losses, consumer loss losses, cancellation losses, economic compensation/compensation paid to relevant third parties, goodwill losses, and all relevant expenses and expenditures such as litigation fees, preservation fees, notarization fees, preservation insurance premiums, lawyer fees, travel expenses, appraisal fees, etc. spent to reduce losses, prevent losses from expanding, fix evidence or pursue relevant legal liabilities of Party B. If the behavior of Party B causes damage to the goodwill of Party A or its affiliates, Party B shall also eliminate the impact for Party A or its affiliates, and the ways to eliminate the impact include but are not limited to publishing statements in publicly issued newspapers and news media.

11.8 Party B has the obligation to effectively manage its performance and performance personnel. Party B guarantees that Party B, its affiliates, its partners and their representatives, agents, trustees, or its directors, senior managers, shareholders, consultants, agents, employees (including temporary) and staff and other relevant personnel will not commit any acts that violate this Agreement. The acts committed by the aforementioned entities shall be deemed as Party B’s acts. If such acts violate the provisions of this Agreement, Party B shall bear the liability for breach of contract in accordance with the provisions of this Agreement.

11. 9 Party B is fully aware of and understands that Party B’s unauthorized suspension or cessation of the provision of services will cause significant goodwill and economic losses (including but not limited to cargo losses, and additional labor costs, operating costs, management costs, rights protection costs, etc.) to Party A, Party A’s affiliates, Party A’s service providers and/or consumers, and will also trigger a large number of complaints from recipients, seriously damaging the interests of Party A, Party A’s affiliates, Party A’s service providers and recipients. Based on this, Party B agrees and confirms that during the validity period of this Agreement, Party B shall not suspend or stop the service without authorization. During the validity period of this Agreement, if Party B ceases to provide services, it shall submit a written application at least sixty (60) days in advance and obtain Party A’s consent, and Party B shall properly handle the termination of this Agreement. If Party B unilaterally stops the service without Party A’s consent, or fails to properly handle the termination of this Agreement, it will constitute a fundamental breach of contract. Party A has the right to require Party B to pay liquidated damages in the amount of RMB 500,000 or 30% of the total amount of logistics costs incurred (whichever is higher), and compensate for all losses caused to Party A. Party B shall fully compensate for all expenses incurred by Party A in taking corresponding measures to avoid the expansion of losses. In addition, Party A also has the right to terminate this Agreement and not settle logistics costs and other breach of contract measures against Party B.

11.10 Party B understands and agrees that the various liquidated damages agreed under this Agreement are all reasonably calculated losses of Party A and are the result of repeated negotiations between the two parties. Party B fully understands and foresees the rationality of the above-mentioned breach of contract liability agreement, and does not claim that the above-mentioned liquidated damages are too high and require adjustment for any reason. If Party B breaches the contract, Party B waives the right to request a reduction in the amount of liquidated damages. At the same time, if the corresponding liquidated damages are insufficient to compensate Party A’s losses, Party B shall continue to compensate Party A for the difference in losses.

11.11 Regardless of any contrary provisions in this Agreement, the Annexes and/or Supplementary Agreements, and the Charter and Board Service Agreements, Party A shall assume all liability for the losses of all relevant indemnified parties under this Agreement, Annexes and/or Supplementary Agreements, and the Charter and Board Service Agreements, based on the legitimate requests of Party B, Party B’s partners and other indemnified parties, to the extent that the logistics fees due but not paid are limited.

11.12 The “Liability for Breach of Contract” clause under this clause shall be permanent and shall not become invalid due to the revocation, declaration of invalidity, invalidation, termination, suspension or termination of this Agreement.

12. Termination of Agreement

12.1 This Agreement shall terminate on the date of replacement or the occurrence of the termination event agreed in this Agreement. Unless otherwise agreed in this Agreement, regardless of the reasons for the termination of this Agreement, Party B shall still properly and fully perform the obligations arising before the termination date in accordance with the relevant provisions of this Agreement, otherwise Party B shall still bear the corresponding compensation liability in accordance with the provisions of this Agreement.

12.2 Party A has the right to terminate this Agreement unilaterally if any of the following circumstances occur:

(1) Party B breaches any obligation, commitment or guarantee in this Agreement;

(2) Party B is unable to perform this Agreement as agreed due to breach of contract between Party B and its subcontractors or partners, early termination of the agreement, etc., then Party B shall promptly notify Party A after the breach occurs, and Party A shall decide whether to terminate the cooperation early, but Party B shall still bear the liability for compensation for the breach in accordance with this Agreement and its annexes;

(3) Party B conducts other acts that are detrimental to Party A or its affiliates or partners, and fails to correct them within the specified period of notice by Party A;

(4) Party B enters into any voluntary bankruptcy, insolvency, receivership, liquidation or debt reorganization procedure or similar procedure;

(5) Party B enters into any involuntary bankruptcy, insolvency, receivership, liquidation or debt reorganization procedure or similar procedure in accordance with the law, and fails to revoke the procedure within 30 days after the applicant submits the procedure application documents to the court. procedures;

(6) Party B fails to pay any fees or compensation under this Agreement in full as agreed in this Agreement;

(7) Party B has a dispute with Party A, or Party B’s behavior may affect Party A’s reputation;

(8) Party A decides to terminate this Agreement on its own initiative and notifies Party B in writing three (3) days in advance;

(9) Other circumstances under which Party A has the right to terminate this Agreement.

12.3 After the termination of this Agreement, Party A or Party A’s affiliates have the right to retrieve or retain Party B’s registration information and account behavior records and other data, but Party A or Party A’s affiliates have no obligation to retain such data for Party B, nor do they assume the obligation to provide such data information to Party B or a third party after the termination of the Agreement, unless otherwise provided by law.

12.4 After the termination of this Agreement, Party B shall also:

(1) cooperate with Party A to complete relevant handover work, including but not limited to the handover of system data, inventory counting and handover of Party B’s warehouse, etc.; complete the delivery of goods currently stored at Party B, etc.;

(2) provide Party A with data, information and other materials in Party B’s system related to Party A or the performance of this Agreement as required by Party A, and ensure that the relevant materials are completely deleted from Party B’s server. If any information leakage is found, Party A reserves the right to pursue Party B;

(3) agree that Party A will close the system interface and stop providing orders and handing over packages to Party B;

(4) cooperate with Party A to reconcile expenses. For unsettled related service fees, Party A shall pay Party B in accordance with the relevant agreement and/or the payment process and cycle agreed upon in writing by both parties after deducting relevant amounts such as liquidated damages and compensation, completing the reconciliation and settlement, and receiving Party B’s legal and valid invoice;

(5) perform other obligations in accordance with legal provisions or agreement. 13. Anti-commercial bribery and conflict of interest clauses

13.1 Party B hereby promises to Party A that Party B, its affiliates, managers, directors, legal representatives, shareholders, consultants, agents, employees (including temporary), and staff of Party B or its affiliates (hereinafter collectively referred to as “Party B personnel”) shall voluntarily abide by the provisions of this clause and shall not seek profit through Party A, its affiliates, staff of Party A or its affiliates (hereinafter collectively referred to as “Party A personnel”) or their close associates (including but not limited to spouses, close relatives, lovers, etc., the same below). If Party B personnel violate the provisions of this clause for the purpose of signing this agreement or after the signing of this agreement, they shall be dealt with in accordance with this clause.

13.2 Party B personnel shall not directly or indirectly, expressly or implicitly propose, promise, agree, acquiesce, ratify, or deliver any form of benefits to Party A personnel or their close associates under any name, including but not limited to money, consumer cards, dry stock dividends, securities, equity debts, financial products, virtual property, gift samples, rebates, banquets, entertainment and travel, consumption arrangements, property borrowing, debt deductions, fee reductions, labor services, employment and housing, medical treatment and education, honorary titles, qualification assessments, special treatment, etc. (hereinafter referred to as “benefits under this clause”).

13.3 Party B personnel shall not engage in any form of economic transactions (including but not limited to loan investment, borrowing and leasing, guarantee and mortgage, etc.) or cooperation (including but not limited to equity investment, consulting, employment, etc.) with Party A personnel or their close associates under any name.

13.4 Party B personnel shall not provide any form of assistance to Party A personnel or their close associates in seeking, obtaining, disguising or concealing the interests under these Terms, including but not limited to mediation, custody holding, lending accounts, destroying credentials, fabricating facts, hiding assets, etc., and providing convenient conditions for the implementation of the aforementioned behaviors.

13.5 Party B personnel shall not seek or obtain any benefits or competitive advantages arising from personal relationships or improper behavior of Party A personnel or their close associates.

13.6 Party B personnel shall cooperate with Party A and its affiliates in investigations and interviews, and provide all relevant information and assistance (including but not limited to providing detailed relevant accounts and supporting materials), and cooperate with Party A in reviewing and assisting any compliance audits and investigations conducted by Party A.

13.7 If Party B personnel find that Party A personnel or their close associates have sought or accepted interests under these Terms, they shall promptly report to Party A and provide relevant evidence. After Party B reports, Party A has the right to require Party B to provide detailed information and corresponding materials through the channels designated by Party A, and has the right to require Party B to actively cooperate with the investigation.

13.8 Reporting of conflicts of interest. Party B must proactively disclose any situations that may lead to conflicts of interest and report them to Party A in writing within three days from the date of the relevant situation. The relevant situations include but are not limited to:

(1) Party B’s personnel cooperate with Party A or Party A’s affiliated companies’ former employees or their close associates in any form such as partnership, cooperation, equity investment, consulting, agency, employment, etc.;

(2) Party B’s personnel and Party A’s personnel (including former employees) have other interest relationships, close relationships or personal relationships, including but not limited to creditor-debtor relationships, romantic relationships, (former) working relationships, friendships, etc.

13.9 Party B hereby confirms and guarantees that Party B, its affiliated companies and its personnel have not violated the provisions of this anti-commercial bribery and conflict of interest clause in all fulfilled and unfulfilled contracts, bidding processes, and all historical and current cooperation with Party A or its affiliated companies.

13.10 In view of the fact that commercial bribery and conflict of interest will seriously undermine the business order and damage the business environment, Party A has always been zero-tolerance for this. Party B is fully aware of the serious damage to Party A’s interests caused by violating the provisions of this clause. Therefore, Party B understands and confirms that if Party B, its affiliated companies or Party B’s personnel violate any provisions of this anti-commercial bribery and conflict of interest clause, Party A has the right to immediately terminate this agreement, terminate this contract and/or the cooperation between the two parties under other contracts, not settle all payments, confiscate the performance bond, and require Party B to compensate Party A in accordance with the higher of a) RMB 500,000; or b) 3 times the value of the benefits directly or indirectly delivered by Party B under this clause; or c) 30% of the total amount of logistics costs incurred under this contract, and compensate Party A for all losses suffered as a result.

Party B fully understands that the above-mentioned liquidated damages are punitive liquidated damages. In any case, Party B agrees to pay the liquidated damages in full in accordance with the provisions of this Article, and will not claim for adjustment for any reason that the above-mentioned liquidated damages are too high. If Party B, its affiliated companies or Party B personnel violate the provisions of this Article, Party B unconditionally waives the right to apply for a reduction in the amount of liquidated damages. If Party B, its affiliated companies or Party B personnel breach the contract and are suspected of committing a crime, Party A has the right to transfer the clues of the crime to the judicial authorities for handling in accordance with the law, and reserves the right to claim civil liability against Party B, its affiliated companies and Party B personnel. If the liability for breach of contract stipulated in this Article is inconsistent with other terms of this Agreement, the provisions of this Article shall prevail.

14. Notice and Delivery

14.1 Notice. During the signing or performance of this Agreement, the written notice sent by Party A to Party B shall be deemed to have been delivered on the fifth natural day after mailing. Party B shall designate the mailing address as its ID card address, residence or other designated address. Written notices also include but are not limited to announcements published/sent by Party A through the online logistics portal, emails, system messages, mobile phone text messages, QQ messages, faxes and other electronic methods sent to Party B. In the case of electronic delivery, the day of delivery shall be deemed as delivery. Party B shall ensure that the contact information provided (including but not limited to ID card address, residence, contact address, contact person, contact number, email address, the same below) is true, accurate and valid, and agree that Party A and/or its affiliates may collect, store, share, use and disclose the aforementioned information. If the information changes, Party B shall immediately update it through the online logistics portal system; if Party B fails to update it in time, Party A’s delivery to the original contact information shall still be deemed as valid delivery.

14.2 Delivery of legal documents. For any disputes arising from or related to this Agreement or matters stipulated in this Agreement, Party B hereby declares that it recognizes the following:

(1) Arbitration institutions and judicial organs may deliver legal documents including but not limited to copies of arbitration applications, copies of complaints, copies of evidence, notices of evidence, arbitration notices, awards, judgments, rulings, etc. to Party B through convenient and effective methods including but not limited to mobile phone text messages, mail, and email. Pre-litigation mediation organizations may deliver mediation materials to Party B through mobile phone text messages, mail, and email. Party B recognizes the validity and legality of the above delivery methods. If delivered by mobile phone text messages, the text message is deemed to be delivered when it is sent to the mobile phone number provided by Party B to the online logistics portal. If delivered by mail, it is sent to the contact address provided by Party B to the online logistics portal, and the date of receipt or mail return is the date of delivery. If delivered by email, the email is deemed to be delivered when it is sent to the email address provided by Party B to the online logistics portal.

(2) Party B agrees that the arbitration institution, judicial organ, and pre-litigation mediation organization may use one or more of the above methods of service to serve it. If multiple methods of service are used, the time of service shall be based on the earliest service of the above methods.

(3) The above methods of service confirmed by Party B are applicable to all stages of arbitration, litigation, and non-litigation negotiation.

(4) Party B guarantees that the contact information provided is true, accurate, and valid, and is updated in real time. If the contact information provided by Party B is inaccurate or Party B fails to inform the changed contact information in a timely manner, so that Party A’s notice content and the above legal documents cannot be delivered or are not delivered in time, Party B shall bear the losses and all legal consequences that may arise from this.

15. Other agreed matters

15.1 Regardless of the circumstances, Party A shall not be liable for defects, delayed performance or inability to perform due to the following circumstances:

(1) Internet connection failure, computer, communication or other system failure, etc.;

(2) Power failure, computer virus, program loopholes, etc.;

(3) Force majeure factors such as natural disasters, explosions, strikes, riots, wars, government actions, insufficient productivity or means of production, international or domestic judicial and administrative orders;

(4) Other circumstances caused by public service factors or third-party factors.

15.2 The conclusion, validity, interpretation, performance and any disputes related to this Agreement shall be subject to the laws of the People’s Republic of China (for the purpose of this Agreement only, excluding the laws of the Hong Kong Special Administrative Region of China, the Macao Special Administrative Region of China and the Taiwan Region of China). The parties agree that any disputes arising from or related to this Agreement, Annexes and other documents may be brought to the People’s Court with jurisdiction over the place where Party A is located.

15.3 Party B acknowledges that all data, materials, information, and files (collectively referred to as Party A’s data, including but not limited to video, audio, charts, EXCEL tables, etc.) stored, generated, and collected separately by Party A and its affiliates in its computer information system are true, accurate, and complete. Party A has the right to determine whether Party B has breached the contract and take handling measures based on the provisions of this Agreement and the cross-border logistics first-leg service rules and Party A’s data. Party B understands and confirms that Party A’s data and Party A’s judgment results shall prevail. Party B understands and confirms that Party A directly submits Party A’s data in dispute resolution as legal, valid, and sufficient evidence to determine the facts of the case without the need for separate notarization.

15.4 After Party A and Party B sign this Agreement or other online agreements, if one party needs to sign a paper agreement for confirmation or archiving due to internal management or other reasons, the two parties may sign a paper agreement again, but it cannot be regarded as two contractual relationships between the two parties. The content of the paper agreement must be consistent with the content of the online signed agreement. The effectiveness and performance of the agreement shall be carried out in accordance with the agreement signed online. If the content of the online signed agreement is inconsistent with the agreement of the paper agreement, the agreement of the former shall prevail.

15.5 If any clause or any part of any clause in this Agreement is determined to be invalid, illegal or unenforceable according to applicable laws, such invalidity, illegality or unenforceability shall not affect the validity of any other clause in this Agreement or any other part of these clauses.

15.6 Parties A and B agree that the “First-leg Service Quality Agreement V1.4”, “First-leg Service Time Requirements Agreement V1.9” and “First-leg Logistics Package Service Agreement V1.1” signed by Parties A and B will continue to be effective and implemented. If there are subsequent updates to the agreement, the new version of the agreement signed by Parties A and B will be implemented.

Party A: Fujian Wanxiang Modern Logistics Co., Ltd.

Legal representative (or authorized agent):Sealed

Date: May 11, 2024

Party B: Chengtian International Supply Chain (Shenzhen) Co., Ltd.

Legal representative (or authorized agent):Sealed

Date: May 11, 2024

Data Processing Addendum

1. General Provisions and Definitions

1.1 This Appendix (including the Annexes) constitutes part of the Cross-border Logistics First-Mile Service Agency Framework Agreement (hereinafter collectively referred to as the “Agreement”) signed between Party A and Party B (either Party is referred to as “Party” and collectively referred to as “Parties”). Party B agrees to comply with the terms of this Appendix regarding the processing of Party A’s personal data in the process of providing services to Party A.

1.2 For the purposes of this Appendix, the following terms have the following meanings. Terms used but not defined in this Appendix have the same meanings as in the Agreement.

(a) Affiliate means one party directly or indirectly controls or jointly controls the other party, or two or more parties are controlled or jointly controlled by the same entity. The aforementioned “control” means directly or indirectly having the power to determine or influence the management or decision-making direction of a party through the exercise of voting rights, contracts or other means.

(b) Applicable Data Protection Laws means the privacy, data protection and data security laws and regulations of any jurisdiction in which any party processes Personal Data, including, but not limited to, the General Data Protection Regulation 2016/679 (“GDPR”), the Privacy and Electronic Communications Directive 2002/58/EC, the CCPA and the VDCPA.

(c) Applicable European Law means any law of the European Economic Area (or the laws of one or more EU Member States) applicable to one or more of the parties, (for UK Data Subjects) any laws of the United Kingdom, and (for Swiss Data Subjects) any laws of Switzerland.

(d) CCPA means the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020 (“CPRA”), and any binding regulations promulgated thereunder

(e) VDCPA means the Virginia Consumer Data Protection Act (2021; effective January 1, 2023), and any binding regulations promulgated thereunder.

(f) Party A Data means information provided to or made known to Party B in order for Party A to perform the Services under the Agreement.

(g) Party A Personal Data means Party A Data that is shared with Party B in the course of providing the Services to Party A under this Agreement and processed by Party B on behalf of Whaleco Ireland and that constitutes “personal data”, “personal information” or “personally identifiable information” as defined under applicable data protection laws or information of a similar nature governed by them.

(h) Data Subject Request means a request, notification or complaint actually or allegedly made by (or on behalf of) a Data Subject exercising his or her rights under applicable data protection laws.

(i) EEA means the European Economic Area.

(j) EU means the European Union.

(k) Change in European Data Protection Law means any change or interpretation in Applicable Data Protection Law (including any guidance of the European Commission, the European Data Protection Board or a decision of the Court of Justice of the European Union) that: (a) results in the Standard Contractual Clauses no longer being an adequate means of safeguarding Personal Data under Applicable Data Protection Law when transferring Personal Data to a Data Processor in a Third Country that does not ensure an adequate level of data protection; or (b) results in the issuance of an alternative to the Standard Contractual Clauses that would enable the lawful transfer of Personal Data from the EU, the European Economic Area, the United Kingdom or Switzerland (as applicable) to a Third Country.

(1) Information Security Incident means an incident in which Party A’s Personal Data in Party B’s possession, custody or control is accidentally or illegally destroyed, lost, altered, disclosed without authorization, acquired or accessed. Information Security Incidents do not include unsuccessful attempts or activities that do not affect the security of Personal Data, but include unsuccessful login attempts, network delays, port scans, denial of service attacks or other network attacks on firewalls or network systems.

(m) Supervisory Authority means any independent public authority established under the laws of any applicable jurisdiction responsible for monitoring and applying applicable data protection laws, including any supervisory authority or supervisory body.

(n) Supervisory Authority Letter means any letter or communication received from a supervisory authority in relation to Party A’s Personal Data.

(o) Security Measures has the meaning set out in Section 4(a) of this Appendix (Party B’s Security Measures).

(p) Services means the services provided by Party B under this Agreement.

(q) Standard Contractual Clauses means Module 3 (Processor to Processor) of the Standard Contractual Clauses for the Transfer of Personal Data to Third Countries (“EEA SCCs”) as set out in Commission Implementing Decision (EU) 2021/914 of 4 June 2021 (“EEA C2P SCCs”) and (ii) the UK Annex. Specifically, the EEA SCCs shall be interpreted as follows:

i) Article 7 of the EEA SCCs (Interfacing Clauses) applies;

ii) in relation to Article 9 of the EEA C2P SCCs (Applicability to Subprocessors), Option 2 (General Written Authorization) applies and the relevant period is 60 calendar days;

iii) the independent dispute resolution process in Article 11 of the EEA SCCs (Remediation) does not apply;

iv) for the purposes of Article 15(1)(c) of the EEA SCCs (Obligations of the Data Importer in Case of Access by Public Authorities), you must provide us with the necessary information received once a month in relation to any third party request;

v) in relation to Article 17 of the EEA SCCs (Governing Law), the selected option is Option 1 and the selected law is Irish law;

vi) in relation to Article 18(b) of the EEA SCCs (Choice of Forum and Jurisdiction), the selected forum is the Irish courts;

vii) the Appendix shall be completed as follows:

A. Annex I.A to the EEA SCCs For the purposes of this Agreement, Party A shall be the data transmission party, Party B shall be the data processor and data recipient, and their respective contact information is as follows: (a) Party A’s address, contact person’s name, position and contact information: as agreed in the Agreement; (b) Party B’s address, contact person’s name, position and contact information: as agreed in the Agreement;

B. The contents of Details of Processing Activities shall constitute Annex I.B to the EEASCCs;

C. For the purposes of Annex I.C to the EEASCCs, the Competent Supervisory Authority shall be the Irish Data Protection Commission; and D. The contents of Annex 2 (Safeguards) shall constitute Annex II to the EEA SCCs.

(r) Subcontractor means an affiliate or third party engaged by you to process your Personal Data in connection with the Services.

(s) Whaleco Ireland means Whaleco Technology Limited (a company registered in Ireland with company number 723548), the controller of your Personal Data processed under this Agreement and which has entered into a Data Transfer and Processing Agreement (the “DTPA”) with you as the processor of your Personal Data in order to perform the Services under the DTPA.

(t) Third Party Request means any written request from a third party for disclosure of your Personal Data where compliance with such request is required or purported to be required by applicable law or regulation.

(u) UK means the United Kingdom.

(v) UK Addendum means the EU Commission Standard Contractual Clauses for International Data Transfers Annex (version B.1.0) issued by the Information Commissioner’s Office of the United Kingdom pursuant to section 119A of the UK Data Protection Act 2018, effective 21 March 2021, on the basis that:

(i) Tables 1 and 3 of the UK Addendum are deemed complete and contain the corresponding details set out in this DPA for the EEA SCCs;

(ii) in relation to Table 1 of the UK Addendum: (a) “Commencement Date” is the Effective Date of this DPA; (b) Party B’s official company registration number (if applicable) is as stated in this Agreement and Party A’s official company registration number is as stated in this Agreement;

(iii) in relation to Table 2 of the UK Addendum, (1) the version of “Approved EU SCCs” is the EEA SCCs; (2) the options set out in Sections 7 (Interfacing Provisions), 9 (Use of Subprocessors) and 11 (Remedies) of this DPA for the EEA SCCs apply; and

(vi) For the purposes of Schedule 4 to the UK, the “exporter” is deemed to have been elected.

(w) UK GDPR means the GDPR as amended by the Data Protection, Privacy and Electronic Communications (Amendment etc.) (EU Exit) Regulations 2019, forming part of the laws of England and Wales, Scotland and Northern Ireland, pursuant to section 3 of the European Union (Withdrawal) Act 2018.

(x) The terms “controller”, “data subject”, “personal data”, “processing” (to be interpreted as “processor” and “processed”), “processor”, “special categories of personal data” and “sub-processor” shall have the meanings ascribed to them by applicable data protection law.

(y) Unless otherwise stated, references to GDPR clauses in this DPA are to clauses of the GDPR and/or UK GDPR (as applicable).

2. Validity and Scope of the Addendum

(a) Party A’s Personal Data is defined in Section 1 above.

(b) The parties agree that, for the purposes of applicable data protection law, Whaleco Ireland is the controller of Party A’s Personal Data, Party A is a processor acting on Whaleco Ireland’s behalf under the DTPA, and Party B is Party A’s sub-processor that processes Party A’s Personal Data in the course of providing services to Party A.

(c) The Parties agree to comply with their respective obligations under this DPA and applicable data protection laws with respect to Party A’s Personal Data. This DPA is in addition to, and does not waive, remove or replace, a Party’s obligations or rights under applicable data protection laws.

(d) This Addendum will remain in effect for as long as Party B processes Party A’s Personal Data, regardless of the expiration or termination of the Agreement. Upon termination of the Agreement, Party B will, upon request by Party A (on behalf of Whaleco Ireland) or direct request by Whaleco Ireland, delete or return to Party A all Party A’s Personal Data in its possession (as directed by Party A and/or Whaleco Ireland) and delete existing copies of Party A’s Personal Data. Party B will demonstrate to Party A that it has taken such steps to Party A’s satisfaction, unless (in such case) applicable European Law prohibits it from returning or destroying all or part of Party A’s Personal Data (in which case the terms of this Addendum will continue to apply to such Party A’s Personal Data).

(e) If Party A is a business or service provider (as defined in CCPA), it shall comply with the provisions of Annex 1 (California Annex) and Annex 2 (Safeguards) of this Appendix when processing personal data subject to CCPA.

(f) The parties acknowledge and agree that the “Details of Processing Activities” separately completed by Party B is an accurate description of the processing under this Appendix. Notwithstanding anything to the contrary in this Agreement, Party A has the right to modify the nature, duration, purpose, type and category of processing related to the Annex after notifying Party B in writing.

3. Party A’s Instructions

(a) Party B will process Party A’s Personal Data only in accordance with the written instructions provided by Whaleco Ireland to Party A (provided by Party A to Party B on behalf of Whaleco Ireland), including the transfer of Personal Data to a third country or international organization (unless you are required to do so by applicable European law to which you are subject; in which case you will inform Party A of that legal requirement prior to processing, unless that law prohibits such information on important grounds of public interest). This Addendum is a complete expression of such instructions as of the date of this Addendum. If Whaleco Ireland makes additional instructions after the date of this Addendum (“Additional Instructions”), such instructions will be notified to Party A, and Party A will notify Party B of such Additional Instructions. All Additional Instructions will be binding on Party B. By entering into this Agreement, Party A (on behalf of Whaleco Ireland) instructs Party B to process Party A’s Personal Data in accordance with this DPA and to perform its other obligations and exercise its rights under this Agreement in accordance with this DPA. If you believe that there is a conflict between our instructions and applicable data protection laws, you will promptly notify us in writing.

(b) Party B shall not disclose your Personal Data to any third party (including for backup purposes), except to your sub processors authorized by you under this Addendum, unless the Parties have agreed in advance in writing or you are required to disclose under applicable European law. In such case, you shall inform us of such legal requirement before processing, unless applicable European law prohibits you from doing so for important reasons of public interest.

4. Security

(a) Your Security Measures. You shall implement and maintain appropriate technical and organizational measures, at least those described in Annex 2 (Security Measures) (hereinafter referred to as “Security Measures”), to protect your Personal Data from accidental or unlawful destruction, loss, alteration, unauthorized disclosure or access. You may update the Security Measures from time to time, provided that the updated measures do not reduce the overall protection of your Personal Data.

(b) Security Compliance of Party B’s Employees. Party B shall require personnel who have access to Party A’s Personal Data to comply with appropriate confidentiality obligations or appropriate statutory confidentiality obligations.

(c) Information Security Incidents. Party B shall notify Party A immediately, but no later than twenty-four (24) hours, of any information security incident of which it is aware or suspected. Any such notification from Party B to Party A regarding an information security incident shall contain the following details (provided that Party B has the same details): (i) a description of the nature of the information security incident (including, where possible, the categories and approximate number of relevant data subjects and data records); (ii) details of contact points for obtaining further information about the information security incident; and (iii) its possible consequences and the measures taken or proposed to be taken in response to the information security incident, including mitigation of its possible adverse effects. Party A agrees that Party B may provide the above information in stages as and when it becomes available without undue delay. Party B shall cooperate and assist Party A or Whaleco Ireland in any investigation of the Information Security Incident, including any relevant notifications to supervisory authorities and affected data subjects, to the extent reasonably necessary, and shall take commercially reasonable steps to remediate the incident to the extent possible within Party A’s control.

5. Data Subject Requests

(a) Assistance from Party A’s Data Subject Requests. Party A shall provide Party A with the assistance that is reasonably necessary (taking into account the nature of Party A’s Processing of Personal Data) for Party A to assist Whaleco Ireland in fulfilling its obligations under applicable data protection laws to satisfy requests exercised by data subjects associated with Party A in relation to personal data in Party A’s possession or control.

(b) Party A’s Responsibility for Data Subject Requests. If Party A receives a Data Subject Request, Party A shall (i) promptly notify Party A; and (ii) advise the Data Subject to submit a request to Whaleco Ireland, which will be responsible for responding to any such request. Party A shall not respond to a Data Subject Request without the prior authorization of Party A (on behalf of Whaleco Ireland) or Whaleco Ireland, unless otherwise required by law. If you are required to respond to such a data subject request, you will promptly notify us and provide us with a copy of the request, unless prohibited by law.

6. Restrictions on Use

(a) Party A Personal Data may only be processed by Party B for the specific purpose of providing the Services under the Agreement. (b) Party B shall ensure that Party A Personal Data is kept separate from all other Personal Data processed by Party B. (c) Party B shall not:

(i) sell any Party A Personal Data;

(ii) retain, use, share or disclose any Party A Personal Data for any purpose other than the specific purpose of providing the Services under the Agreement;

(iii) use Party A Personal Data for profiling, targeting, analysis or data collection;

(iv) take any action that would cause Party A to violate applicable data protection laws; or

(v) combine Party A Personal Data received under this Agreement with Personal Data (i) received from or on behalf of others, or (ii) collected from Party B’s own interactions with any data subject to which such Personal Data pertains, except to the extent necessary as part of Party B’s provision of the Services under the Agreement.

(d) Party B hereby confirms that it is aware of and understands the obligations set out in Section 6 of this Addendum and will strictly comply with those obligations.

7. Cooperation with Party A and Whaleco Ireland

(a) Data Protection Impact Assessment. Where applicable, upon direct request from Party A or Whaleco Ireland, you shall provide Party A with such reasonable cooperation and assistance as is necessary to enable Party A to assist Whaleco Ireland in fulfilling its obligations under applicable data protection laws to conduct data protection impact assessments in relation to Whaleco Ireland. You shall provide reasonable assistance to Party A or Whaleco Ireland to the extent required by applicable data protection laws in order to cooperate with or consult in advance with supervisory authorities.

(b) Supervisory Authority Notifications and Third Party Requests. You shall promptly notify Party A of any supervisory authority correspondence or third party request relating to Party A’s Personal Data, unless you are prohibited from doing so by applicable law. You shall not disclose any of Party A’s Personal Data in response to such supervisory authority correspondence or third party request without first seeking the advice of and obtaining the prior written authorization of Party A (on behalf of Whaleco Ireland) or Whaleco Ireland, unless disclosure is required by law. In such event, you shall use reasonable efforts to (i) contest or mitigate such request to the fullest extent permitted by law, including through litigation; and (ii) notify us prior to disclosure and, in any event, as soon as practicable after disclosure.

(c) You shall provide us with all information required by us and Whaleco Ireland to demonstrate compliance with its obligations under Article 28 of the GDPR.

(d) You shall comply with any relevant policies and procedures notified to you by us from time to time as reasonable and appropriate.

8. Party B Sub-processors (Subcontractors)

(a) Consent to Party B’s engagement of Sub-processors. Subject to the other terms of the Agreement and your compliance with any procedures established from time to time in relation to the appointment of Party B’s Sub-processors, Party A may authorize you to engage qualified Sub-processors.

(b) Information about Party B Sub-processors. For information about Party B’s current Sub-processors, including their functions and locations, please refer to the list of Party B Sub-processors completed separately by Party B.

(c) Party B request to engage a sub-processor. Party B shall comply with any procedures established from time to time in relation to the appointment of Party B sub-processors. When you engage any sub-processor, Party B shall enter into a written contract with that sub-processor, which shall include obligations on the protection of your Personal Data that are no less stringent than those in this Appendix to the extent applicable to the nature of the services provided by the sub-processor. Party B shall be responsible for all obligations subcontracted to a sub-processor and for all acts and omissions of the sub-processor.

(d) Opposition to changes in Party B sub-processors. After the Agreement comes into effect, when Party B engage any new sub-processor (other than those listed in Party B sub-processor list), you shall notify us in writing of the proposed sub-processor (including the name and location of the relevant sub-processor and the activities to be performed) at least 60 days in advance. If Party A (on behalf of Whaleco Ireland) object to this in writing to Party B for reasonable reasons related to the protection of your personal data within 30 days of receipt of the notice, such new sub-processor shall not be involved in the processing of Party B personal data.

9. Audit

(a) Compliance Review and Audit. Party A and/or Whaleco Ireland shall have the right to audit Party B compliance with its obligations under this Addendum once a year and in such other circumstances as may be required by applicable data protection law.

(b) Party B will facilitate such audits by providing Party A and/or Whaleco Ireland with such reasonable information and assistance as Party A require to conduct such audits. Party B agrees and acknowledge that Party B may use a third party to conduct (in whole or in part) such audits.

(c) Nothing in Section 9 of this Addendum shall require Party B to breach any confidentiality obligations.

(d) Without prejudice to any other provision of this Addendum, within twelve (12) months of the date of the request for an audit by Party B or Whaleco Ireland, Party B shall provide us with a SOC2 Type 2, ISO, NIST or similar audit report performed by a qualified third party auditor describing the controls or measures to be assessed in the requested audit and you have confirmed that there have been no known material changes to the controls audited since the date of such report.

(e) The audit must be conducted during Party B normal business hours and in accordance with Party B reasonable safety and security policies.

(f) Unless prohibited by applicable data protection laws, Party A and/or Whaleco Ireland will promptly notify Party B of any non-compliance identified during the audit and provide Party B with any audit reports related to the audit under this clause.

(g) Without prejudice to any right of Party A (or Whaleco Ireland) to recover costs, damages or expenses related to non-compliance, each party shall bear its own costs incurred as a result of any audit or inspection conducted under this clause.

(h) Notwithstanding the foregoing, if Party A (or Whaleco Ireland) requests an audit due to an Information Security Incident or reasonable suspicion that Party B have breached applicable data protection laws or pursuant to a request from a regulatory authority, Party A or Whaleco Ireland (or its representatives) may, without limitation as above, conduct more than one such audit per year and any such audit shall be at Party B own expense.

10. Transfer of Party A’s Personal Data

a) Transfer Mechanisms between Party A and Party B. The Parties acknowledge and agree that Party B may be located in a jurisdiction outside the EU, EEA, UK and/or Switzerland and intends to process Party A’s Personal Data under this Agreement and that such jurisdictions may not be deemed to provide an adequate level of protection for Personal Data within the meaning of applicable data protection laws (i.e., through an adequacy determination by the European Commission or UK Secretary of State, as applicable). Accordingly, to the extent Party A transfers EU, EEA, UK or Swiss Personal Data to Party B under this Agreement to a jurisdiction that does not ensure an adequate level of data protection, the Standard Contractual Clauses shall apply as follows:

i. The EEA Standard Contractual Clauses shall apply to transfers of EU and EEA Personal Data where Party A is the data exporter of Party A’s Personal Data and Party B is the processor and data importer of Party A’s Personal Data; and

ii. The UK Addendum shall apply to transfers of UK Personal Data where Party A is the data exporter of Personal Data and Party B is the processor and data importer of Personal Data. b) Swiss Data Protection Law. If Swiss data protection and privacy laws and regulations (hereinafter referred to as “Swiss Data Protection Law”) apply to the transfer of Party A’s Personal Data, then (only) in relation to such transfer (and without limiting or affecting the other application of the EEA Standard Contractual Clauses), the Parties agree to modify the EEA Standard Contractual Clauses as follows:

(i) general and specific references in the EEA Standard Contractual Clauses to Regulation (EU) 2016/679, “the Regulation”, Union or Member State law shall have the same meaning as the equivalent references in Swiss Data Protection Law; (ii) the term “Member State” will not be interpreted as excluding the possibility for Swiss data subjects to bring actions in their place of habitual residence (Switzerland) in accordance with Article 18.c of the EEA Standard Contractual Clauses; (iii) the details of the transfer are those set out in Annex I.A of the EEA Standard Contractual Clauses, where Swiss Data Protection Law applies to the processing by the Data Exporter in relation to such transfer;

(iv) the Standard Contractual Clauses also apply to transfers of information relating to identified or identifiable legal entities, if such information is subject to a protection similar to “personal data” under Swiss Data Protection Law, until such transfer. and (v) the Swiss Federal Data Protection and Information Commissioner is the competent supervisory authority for the purposes of Article 13 of the EEA Standard Contractual Clauses.

c) The Parties agree that the Standard Contractual Clauses are incorporated into this Contract by reference and will be deemed to have been signed by both Parties. In the event of any conflict between the Terms of this Addendum and the Standard Contractual Clauses, the Standard Contractual Clauses shall prevail.

d) Party B Internal Provider Transfer Mechanisms. Party B warrant and undertake that, unless specifically authorized by Party A (on behalf of Whaleco Ireland) or Whaleco Ireland, Party B will not transfer Party A Personal Data outside of Party B jurisdiction, nor allow Party B Sub-processors to transfer Party B Personal Data outside of Party B jurisdiction. Insofar as Party B or Party B Sub-processors transfer Party B Personal Data under this Agreement to other countries/regions that do not ensure an adequate level of data protection under applicable data protection laws (which, for the avoidance of doubt, may include transfers from the European Economic Area to the United Kingdom), Party B acknowledge and agree that Party B has implemented and will implement all transfer mechanisms that are required to comply with applicable data protection laws and will ensure that Party B Sub-processors comply with such provisions, including entering into or procuring such Sub-processors to enter into the European Economic Area Standard Contractual Clauses.

e) Party B shall provide reasonable support to Party A to enable Party A and/or Whaleco Ireland to comply with requirements for international transfers of Party B Personal Data. Party A shall, upon direct request from Party B (on behalf of Whaleco Ireland) or Whaleco Ireland, provide directly to Party A or Whaleco Ireland such information as is reasonably necessary for Party A or Whaleco Ireland to complete a Transfer Impact Assessment (“TIA”) in accordance with applicable Data Protection Laws.

11. Miscellaneous

(a) Notwithstanding anything to the contrary in the Agreement, in the event of any conflict or inconsistency between this Addendum and the other terms of the Agreement, this Addendum shall prevail to the extent of the conflict relating to the processing of Party A Personal Data.

(b) Notwithstanding anything to the contrary in the Agreement or any Order Form related thereto, the parties acknowledge and agree that Party B access to Party A Personal Data does not constitute part of the consideration exchanged between the parties in connection with the Agreement.

(c) Notwithstanding anything to the contrary in the Agreement, any notice required or permitted to be given by Party A to Party B under this Addendum may be given (a) in accordance with any notice provisions of the Agreement; (b) to the primary contact for Party A and Party B; or (c) to any email address provided by Party A for the purpose of providing Party B with communications or reminders related to the Services.

(d) If there is a change in the Applicable Data Protection Laws, Party B shall take and ensure that Party B Sub-processors take such steps as are required by the Applicable Data Protection Laws to continue to facilitate the lawful Processing of your Personal Data in accordance with the Agreement, this Addendum and the Applicable Data Protection Laws.

(e) Notwithstanding anything to the contrary in the Agreement, your liability arising under this Addendum shall not be subject to any exclusion or limitation of liability that may be provided for in other terms of the Agreement.

(f) Party B shall indemnify and hold harmless us and Whaleco Ireland from and against any claims, demands, actions, causes of action, proceedings, investigations or inquiries (“Claims”) if such claims or losses arise out of, are related to or relate to: (i) any breach of this Addendum by Party B; and/or (ii) any breach by Party B of any Applicable Data Protection Laws.

(g) In the event of any discrepancy between the English and Chinese versions of this Appendix, the English version shall prevail.

Annex 1 to DPA

California Annex

Annex 2 to DPA

Security Measures

1. Organizational management and dedicated personnel responsible for the development, implementation and maintenance of Party B’s information security program.

2. Implement and maintain audit and risk assessment procedures to regularly review and assess Party B’s organization’s risks, monitor and ensure compliance with Party B’s policies and procedures, and report to internal senior management on its information security and compliance status.

3. Implement and maintain data security controls, including at least logical isolation of data, restricted (e.g., role-based) access and monitoring, and the use of commercial industry-standard encryption technology for personal data transmitted over public networks (i.e., the Internet), wirelessly or at rest, or stored on portable or removable media (i.e., laptops, CD/DVDs, USB drives, backup tapes).

4. Implement and maintain logical access controls designed to manage electronic access to data and system functions based on privilege levels and job functions (e.g., grant access on a need-to-know and least privilege basis; all users use unique IDs and passwords; regularly review and revoke/change access rights upon termination of employment or change of job functions).

5. Implement and maintain password controls designed to manage and control password strength, expiration, and use, including prohibiting users from sharing passwords and requiring that passwords assigned by you to your employees: (i) be at least eight (8) characters in length; (ii) not be stored in a readable format on your computer systems; (iii) must be of defined complexity; (iv) must have a history threshold to prevent reuse of recent passwords; and (v) newly issued passwords must be changed after first use.

6. Implement and maintain system audit or event logging and related monitoring procedures to proactively record user access and system activity.

7. Ensure physical and environmental security of data centers, server room facilities, and other areas containing personal data designed to: (i) protect information assets from unauthorized physical access, (ii) manage, monitor, and record personnel entering and exiting your facilities, and (iii) protect against environmental hazards, such as heat, fire, and water damage.

8. Provide operational procedures and controls for the configuration, monitoring and maintenance of technology and information systems, including the secure disposal of system media so that any information or data contained therein cannot be deciphered or recovered prior to final disposal or release from Party B.

9. Implement and maintain a change management program and tracking mechanism designed to test, approve and monitor all significant changes to Party B’s technology and information assets.

10. Implement and maintain an incident management program designed to allow Party B to investigate, respond, mitigate and notify incidents related to Party B’s technology and information assets.

11. Implement and maintain network security controls, providing an enterprise firewall and layered DMZ architecture as well as intrusion detection systems and other traffic and event related procedures designed to protect systems from intrusion and limit the scope of any successful attack.

12. Implement and maintain vulnerability assessment, patch management and threat protection technologies, as well as scheduled monitoring procedures designed to identify, assess, mitigate and protect against identified security threats, viruses and other malicious code.

13. Implement and maintain business resiliency/continuity and disaster recovery procedures designed to maintain service and/or recover from foreseeable emergencies or disasters.